Exhibit 10.1

EXECUTION VERSION
SHARE REPURCHASE AGREEMENT
This Share Repurchase Agreement (this “Agreement”) is made as of May 22, 2014, by and between Discovery Communications, Inc., a Delaware corporation (“Buyer”), and Advance/Newhouse Programming Partnership, a New York partnership (“Seller”).
WITNESSETH:
WHEREAS, Seller owns shares of Series C convertible participating preferred stock, par value $0.01 per share, of Buyer (the “Series C Preferred Shares”);
WHEREAS, pursuant to Buyer’s share repurchase program, initially announced by Buyer on August 3, 2010 (as amended from time to time, the “Share Repurchase Program”), Buyer is authorized to repurchase shares of the common stock, par value $0.01 per share of Buyer (“Common Stock”), in accordance with the terms of the Share Repurchase Program;
WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, a portion of the Series C Preferred Shares from time to time in accordance with the terms and subject to the conditions of this Agreement, with a view to maintaining the percentage of its ownership of Buyer, as the number of outstanding shares of Series C Common Stock may be reduced from time to time as a result of repurchases under the Share Repurchase Program;
WHEREAS, the parties hereto intend that this Agreement comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and
WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in Section 6.12 below;
NOW, THEREFORE, in consideration of the representations, warranties, promises and agreements hereinafter contained and intending to be legally bound, the parties hereby agree as follows:
1.Sales and Transfers of Shares.
1.1    Shares. On the terms and subject to the conditions set forth in this Agreement, at each Closing, Seller shall sell and transfer to Buyer, and Buyer shall purchase from Seller, the Applicable Repurchase Shares (if any) for such Closing, free and clear of all liens, security interests and other encumbrances.
1.2    Purchase Price. On the terms and subject to the conditions set forth in this Agreement, at each Closing, Buyer shall pay to Seller, in consideration for the sale and transfer of each Applicable Repurchase Share (if any) for such Closing, the Purchase Price Per Share for such Closing.
1.3    Closings. Each closing (each a “Closing”) of the purchase and sale of Applicable Repurchase Shares shall be held at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 7

World Trade Center, 250 Greenwich Street, New York, NY 10007 at 9:00 a.m., local time, on the second (2nd) business day after Buyer issues its regular earnings release for the applicable fiscal quarter, subject to the satisfaction or waiver of the conditions for such Closing set forth in Section 2 below (other than those conditions that by their terms are to be satisfied at such Closing, but subject to the satisfaction or waiver of such conditions) (each a “Closing Date”). If Buyer repurchases any shares of Common Stock pursuant to the Share Repurchase Program during a fiscal quarter of Buyer (but excluding (i) shares repurchased prior to the date of this Agreement and (ii) shares repurchased after delivery by Buyer to Seller of a Termination Notice pursuant to Section 6.1(d) below), then a Closing shall occur, subject to the satisfaction or waiver of the conditions for such Closing set forth in Section 2 below (other than those conditions that by their terms are to be satisfied at such Closing, but subject to the satisfaction or waiver of such conditions), and Buyer shall give Seller notice of the Closing, as contemplated in Section 2.2(d) below.
2.    Closing Conditions.
2.1    Conditions to Buyer’s Obligations. The obligation of Buyer to purchase the Applicable Repurchase Shares for any Closing at such Closing is subject to the satisfaction (or waiver by Buyer) at or prior to such Closing of each of the following conditions:
(a)    Each representation and warranty made by Seller in Section 4 below shall be true and correct as of such Closing as though made as of such Closing (other than any representation or warranty that is expressly made as of a particular date, which shall be true and correct as of such date).
(b)    All covenants, agreements and conditions contained in this Agreement to be performed or complied with by Seller at or prior to such Closing shall have been performed or complied with by Seller.
(c)    (i) A fiscal quarter of Buyer shall have been completed since (x) in the case of the initial Closing, the date of this Agreement or (y) in the case of any subsequent Closing, the prior Closing and (ii) Buyer shall have made “public disclosure” (as defined in Rule 101(e) of Regulation FD promulgated by the U.S. Securities and Exchange Commission (the “SEC”)) of the number of shares of Series C Common Stock repurchased by Buyer pursuant to the Share Repurchase Program during such fiscal quarter, in accordance with Buyer’s ordinary financial reporting practices.
(d)    Seller shall have delivered to Buyer at least one (1) business day prior to such Closing: (i) wire transfer instructions for the payment of the Purchase Price to be paid by Buyer at such Closing; and (ii) two duly completed and executed original copies of Internal Revenue Service Form W-9 certifying that Seller is not subject to backup withholding in connection with the payment by Buyer of the Purchase Price for such Closing pursuant to this Agreement.
(e)    Seller shall have delivered to Buyer one or more certificates representing the Applicable Repurchase Shares for such Closing, duly endorsed by Seller, as applicable (or accompanied by duly executed stock powers).

2.2    Conditions to Seller’s Obligations. The obligation of Seller to sell the Applicable Repurchase Shares for any Closing to Buyer at such Closing is subject to the satisfaction (or waiver by Seller) at or prior to such Closing of each of the following conditions:
(a)    Each representation and warranty made by Buyer in Section 3 below shall be true and correct as of such Closing as though made as of such Closing (other than any representation or warranty that is expressly made as of a particular date, which shall be true and correct as of such date).
(b)    All covenants, agreements and conditions contained in this Agreement to be performed or complied with by Buyer at or prior to such Closing shall have been performed or complied with by Buyer.
(c)    (i) A fiscal quarter of Buyer shall have been completed since (x) in the case of the initial Closing, the date of this Agreement or (y) in the case of any subsequent Closing, the prior Closing and (ii) Buyer shall have made “public disclosure” (as defined in Rule 101(e) of Regulation FD promulgated by the SEC) of the number of shares of Series C Common Stock repurchased by Buyer pursuant to the Share Repurchase Program during such fiscal quarter, in accordance with Buyer’s ordinary financial reporting practices.
(d)    Buyer shall have delivered to Seller at least one (1) business day prior to such Closing a notice setting forth: (A) the number of Applicable Repurchase Shares for such Closing; (B) the Purchase Price Per Share for such Closing; and (C) the Purchase Price to be paid by Buyer at such Closing.
(e)    Buyer shall have delivered to Seller: (i) by wire transfer of immediately available funds in accordance with the wire transfer instructions delivered by Seller pursuant to Section 2.1(d)(i) above, the Purchase Price for such Closing; and (ii) one or more certificates evidencing any Series C Preferred Shares to be retained by Seller following such Closing.
3.    Representations and Warranties of Buyer. Buyer represents and warrants to Seller as follows:
3.1    Authority, No Conflict.
(f)    This Agreement has been duly authorized, executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Buyer has the full right, power, authority and capacity to execute and deliver this Agreement and to perform its obligations under this Agreement.
(g)    The execution and delivery of this Agreement, and the consummation and performance of the transactions contemplated hereby, by Buyer will not directly or indirectly (with or without notice or lapse of time), (i) conflict with or constitute a breach of, or default under, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which Buyer is a party or by which Buyer may be bound, or to which any of the property or assets of Buyer is subject, or (ii) result in any violation by Buyer of the provisions of (A) the charter or by-laws or other organizational instrument of Buyer, or (B) any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over Buyer or any of its properties.
3.2    Exemption from Liability Under Section 16(b). Based on Seller’s representation in Section 4.5 below, the terms of the transactions contemplated by this Agreement were approved prior to the execution and delivery of this Agreement by Buyer’s board of directors in accordance with Rule 16b-3(e) under the Exchange Act for the purpose of exempting such transactions from Section 16(b) of the Exchange Act.
3.3    No Material Nonpublic Information. As of the date of this Agreement, Buyer is not aware of any material nonpublic information about Buyer or its securities.
4.    Representations and Warranties of Seller. Seller represents and warrants to Buyer:
4.1    Authority, No Conflict.
(a)    This Agreement has been duly authorized, executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms. Seller has the full right, power, authority and capacity to execute and deliver this Agreement and to perform its obligations under this Agreement.
(b)    The execution and delivery of this Agreement, and the consummation and performance of the transaction contemplated hereby, by Seller will not directly or indirectly (with or without notice or lapse of time), (i) conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon any of the Series C Preferred Shares pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which Seller is a party or by which Seller may be bound, or to which any of the property or assets of Seller is subject, or (ii) result in any violation by Seller of the provisions of (A) the charter or by-laws or other organizational instrument of Seller, or (B) any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over Seller or any of its properties.
4.2    Title. Seller is, and as of immediately prior to the applicable Closing shall be, the record and beneficial owner and holder of the Applicable Repurchase Shares for such Closing, free and clear of all liens, security interests and other encumbrances.
4.3    Independent Assessment. Seller has made its own independent assessment of the risks involved in connection with the transactions contemplated by this Agreement, including that Buyer may possess material nonpublic information regarding Buyer or its securities which has not been disclosed to Seller. Seller acknowledges that the only representations and warranties that Buyer has made in connection with the transactions contemplated by this Agreement, and the only statements or other information on which Seller has relied in connection with the transactions contemplated by this Agreement, are those representations and warranties expressly set forth in Section 3 of this Agreement.

4.4    Rule 10b5-1 Representations. As of the date of this Agreement, Seller is not aware of any material nonpublic information about Buyer or its securities. Seller is entering into this Agreement in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 under the Exchange Act or any other provision of any federal, state or foreign securities law or regulation. Seller has not entered into or altered a corresponding or hedging transaction with respect to any of the Series C Preferred Shares or other securities of Buyer.
4.5    Exemption from Liability Under Section 16(b). Each of Seller and its controlling affiliates (a) beneficially owns more than 10% of the Series C Preferred Shares and the Common Stock and (b) is a director of Buyer by deputization because of its relationship with Robert Miron, Steven Miron and S. Decker Anstrom, the preferred stock directors of Buyer.
5.    Additional Agreements.
5.1    Additional Agreements. The parties shall and shall cause their subsidiaries to take such action and execute, acknowledge and deliver such agreements, instruments and other documents as the other party may reasonably require from time to time in order to carry out the purposes of this Agreement.
5.2    Public Announcements. Except as may be required by applicable law, rule or regulation of any governmental authority or self-regulatory organization or any judicial, administrative or legal order, neither party hereto shall make any public announcements or otherwise communicate with any news media with respect to this Agreement or any of the transactions contemplated hereby (a “Public Announcement”), without prior consultation with the other party as to the timing and contents of any such announcement or communications; provided, however, that (i) nothing contained herein shall prevent either party from promptly making any filings with any governmental entity or disclosures to any stock exchange, as may, in its judgment, be required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby and (ii) for the avoidance of doubt (and without limitation of the foregoing clause (i)), (A) without Seller’s consent, Buyer may file (x) a Current Report on Form 8-K and/or Quarterly Report on Form 10-Q disclosing the execution and delivery of this Agreement and setting forth a description of the terms hereof and (y) this Agreement as an exhibit to any of its securities law filings and (B) without Buyer’s consent, Seller may file (x) a Form 4 or Schedule 13D (or amendment thereto) disclosing the execution and delivery of this Agreement or any transaction hereunder and setting forth a description of the terms hereof or thereof and (y) this Agreement as an exhibit to any of its securities law filings.
5.3    Certain SEC Filings and Related Matters. With respect to all purchases and sales under this Agreement, each party shall (assuming the accuracy of the other party’s representations and warranties in this Agreement) be solely responsible for its compliance with all federal and state securities laws, including without limitation (a) any reporting requirements under Sections 13 or 16 of the Exchange Act and (b) the short-swing profit recovery provisions under Section 16 of the Exchange Act.
5.4    No Obligations under Share Repurchase Program. This Agreement shall not be construed as obligating Buyer to repurchase any shares of Common Stock under the Share

Repurchase Program or to limit Buyer’s rights to amend, modify or terminate the Share Repurchase Program for any or no reason, in Buyer’s sole and absolute discretion.
6.    Miscellaneous.
6.1    Termination. This Agreement shall terminate effective upon the earliest of: (a) immediately after the occurrence of the first Closing to occur following the termination or expiration of the Share Repurchase Program; (b) the date of any public announcement of (i) a tender or exchange offer for shares of Common Stock by Buyer or any other person or entity or (ii) a merger, acquisition, recapitalization or comparable transaction as a result of which shares of Common Stock are to be exchanged or converted into shares of an entity other than Buyer; (c) Seller’s insolvency or the date on which Seller has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment; (d) immediately after the occurrence of the first Closing to occur following the delivery by Buyer (in its sole discretion) to Seller of written notice of termination of this Agreement (“Termination Notice”), except that if the number of Applicable Repurchase Shares for such Closing would be zero (0), such termination under this clause (d) shall be effective upon the delivery of such Termination Notice; and (e) the delivery by Seller (in its sole discretion) to Buyer of a Termination Notice. From and after the effectiveness of any termination pursuant to the foregoing sentence, all obligations of either party hereunder (including, for the avoidance of doubt, any obligation to purchase or sell Series C Preferred Shares with respect to repurchases of shares of Series C Common Stock under the Share Repurchase Program prior to the effectiveness of such termination) shall terminate, except that no party shall be relieved of any liability arising out of a breach of this Agreement prior to such termination and the following provisions of this Agreement shall survive such termination: Section 5 and Section 6.
6.2    Savings Clause. No provision of this Agreement shall be construed to require either party or its affiliates to take any action that would violate any applicable law (whether statutory or common), rule or regulation.
6.3    Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction and a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision.
6.4    Survival. The representations and warranties made herein shall survive each Closing. Each covenant or other agreement set forth herein that by its terms contemplates performance after any Closing shall survive such Closing.
6.5    Entire Agreement; Amendment; Waiver. This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements and understandings, whether written or oral, between the parties with respect to the subject matter of this Agreement. This Agreement may not be amended or modified except by an instrument in writing signed on behalf of each of the parties hereto; provided that each party agrees that (without limitation of either party’s rights to terminate this Agreement pursuant to Section 6.1) such party will not seek to amend or modify this Agreement at any time that such party is aware of any material nonpublic information about Buyer or its securities. Any such amendment or modification shall be made in good faith and not as a part of a plan or scheme to evade the prohibitions of Rule 10b5-1 under the Exchange Act or other applicable securities laws. The failure of either party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.
6.6    Counterparts. This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other party (including via facsimile or other electronic transmission), it being understood that each party need not sign the same counterpart.
6.7    Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by electronic mail, telecopied (upon telephonic confirmation of receipt), on the first business day following the date of dispatch if delivered by a recognized next day courier service, or on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.
If to Buyer, to:
Discovery Communications, Inc.
One Discovery Place
Silver Spring, MD 20910
Attention: Stephanie D. Marks
with a copy (which shall not constitute notice) to:
Wilmer Cutler Pickering Hale and Dorr LLP
7 World Trade Center
250 Greenwich Street
New York, NY 10007
Attention: Erika L. Robinson
If to Seller, to:
Advance/Newhouse Programming Partnership
5823 Widewaters Parkway
E. Syracuse, NY 13057
Attention: Steven A. Miron
with copies (which shall not constitute notice) to:

Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
Attention: David B. Harms
and
Sabin, Bermant & Gould LLP
Four Times Square
New York, NY 10036
Attention: Andrew P. Kransdorf
6.8    Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York without giving effect to principles of conflicts of law that would result in the application of the laws of a different jurisdiction.
6.9    Remedies.
(a)    Each party hereto acknowledges that monetary damages would not be an adequate remedy in the event that each and every one of the covenants or agreements in this Agreement are not performed in accordance with their terms, and it is therefore agreed that, in addition to and without limiting any other remedy or right it may have, the non-breaching party shall have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically each and every one of the terms and provisions hereof. Each party hereto agrees not to oppose the granting of such relief in the event a court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy.
(b)    All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any of the foregoing by either party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.
6.10    Expenses. Each party to this Agreement will bear its own expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement and the transactions contemplated hereby.
6.11    Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.
6.12    Certain Definitions. The following capitalized terms shall have the respective meanings set forth below:
(a)    “Applicable Repurchase Shares” means, with respect to any Closing, a number of Series C Preferred Shares (rounded down to the nearest whole share) convertible into a number of shares of Series C Common Stock equal to three-sevenths (3/7) of all shares of Series C Common Stock repurchased by Buyer pursuant to the Share Repurchase Program during the then most recently completed fiscal quarter (but excluding (i) shares repurchased prior to the date of this Agreement and (ii) shares repurchased after delivery by Buyer to Seller of a Termination Notice pursuant to Section 6.1(d) above).
(b)    “Purchase Price” means, with respect to any Closing, the aggregate consideration to be paid by Buyer at such Closing pursuant to Section 1.2.
(c)    “Purchase Price Per Share” means, with respect to any Closing, a cash amount (rounded down to the nearest whole cent) equal to 99% of (x) the aggregate purchase price of all shares of Series C Common Stock repurchased by Buyer pursuant to the Share Repurchase Program during the then most recently completed fiscal quarter (but excluding (i) shares repurchased prior to the date of this Agreement and (ii) shares repurchased after delivery by Buyer to Seller of a Termination Notice pursuant to Section 6.1(d) above), divided by (y) the aggregate number of shares of Series C Common Stock repurchased by Buyer pursuant to the Share Repurchase Program during such calendar quarter (but excluding (i) shares repurchased prior to the date of this Agreement and (ii) shares repurchased after delivery by Buyer to Seller of a Termination Notice pursuant to Section 6.1(d) above), and multiplied by (z) the Series C Conversion Rate (as defined in the Restated Certificate of Incorporation of Buyer) then in effect.
(d)    “Series C Common Stock” means the Series C common stock, par value $0.01 per share, of Buyer.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.
BUYER:

DISCOVERY COMMUNICATIONS, INC.

By: /s/ Eugenia Collis
Name: Eugenia Collis
Title: Senior Vice President and Treasurer

SELLER:

ADVANCE/NEWHOUSE PROGRAMMING PARTNERSHIP

By: /s/ Naomi Bergman
Name: Naomi Bergman
Title: Vice President